UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2020 (July 5, 2020)

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 6, 2020, Unum Therapeutics Inc., a Delaware corporation (“Unum”), completed its business combination with Kiq Bio LLC (formerly Kiq LLC), a Delaware limited liability company (“Kiq”), in accordance with the terms of the Agreement and Plan of Merger, dated July 6, 2020 (the “Merger Agreement”), by and among Unum, Utah Merger Sub 1 LLC, a Delaware limited liability company and a wholly owned subsidiary of Unum (“First Merger Sub”), Utah Merger Sub 2 LLC, a Delaware limited liability company and wholly owned subsidiary of Unum (“Second Merger Sub”), and Kiq. Pursuant to the Merger Agreement, First Merger Sub merged with and into Kiq, pursuant to which Kiq was the surviving entity and became a wholly owned subsidiary of Unum (the “First Merger”). Immediately following the First Merger, Kiq merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, at the closing of the Merger, Unum issued the securityholders of Kiq 6,235,903 shares of the common stock of Unum, par value $0.01 per share (the “Common Stock”) and 44,687 shares of Series A Preferred Stock (as described below).

Reference is made to the discussion of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Immediately following the closing of the Merger, (i) the former Kiq securityholders as of immediately prior to the Merger owned approximately 60.8% of Unum on a fully-diluted basis and (ii) Unum stockholders as of immediately prior to the Merger owned approximately 39.2% of Unum on a fully-diluted basis. On a pro forma basis and based upon the number of shares of Common Stock and Series A Preferred Stock issued in the Merger and the Financing, Unum equity holders immediately prior to the acquisition will own approximately 16.2% of Unum on a fully-diluted basis. Approximately 30.7% of Common Stock outstanding immediately after the Merger is held by stockholders subject to lock-up restrictions, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Common Stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain options, for a period of 90 days following the closing of the Merger.

Pursuant to the Merger Agreement, Unum has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of the Series A Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”), (ii) the approval of an amendment to the certificate of incorporation of Unum to authorize sufficient shares of Common Stock for the conversion of the Series A Preferred Stock issued pursuant to the Merger Agreement and the Securities Purchase Agreement (as described below) (the “Charter Amendment Proposal,” and together with the Conversion Proposal, the “Meeting Proposals”) and (iii) the approval of a reverse stock split of all outstanding shares of Common Stock for the purpose of maintaining compliance with Nasdaq listing standards, if deemed necessary by Unum. In connection with the these matters, Unum intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials.

The Board of Directors of Unum (the “Board”) unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of the Unum stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Unum or Kiq. The Merger Agreement contains representations, warranties and covenants that Unum and Kiq made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Unum and Kiq and may be subject to important qualifications and limitations agreed to by Unum and Kiq in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between Unum and Kiq rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Unum’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, Unum and Kiq entered into stockholder support agreements (the “Support Agreements”) with Unum’s directors and certain officers and one of Unum’s largest stockholders, which collectively own an aggregate of approximately 23.0% of the outstanding shares of the Common Stock. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Meeting Proposals at the Unum stockholders’ meeting to be held in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, former Kiq securityholders as of immediately prior to the Merger, and the directors and officers of Unum as of immediately following the Merger, which collectively own an aggregate of approximately 30.7% of Unum outstanding capital stock, entered into lock-up agreements with Unum and Kiq, pursuant to which each stockholder will be subject to a 90 day lockup on the sale or transfer of shares of Common Stock held by each such stockholder at the closing of the Merger, including those shares received by Kiq securityholders in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

The Merger Agreement contemplates that within 30 days following the Closing, Unum and the Rights Agent (as defined therein) will execute and deliver a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock as of immediately prior to the Effective Time shall be entitled to one contractual contingent value right issued by Unum, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder. Each contingent value right shall entitle the holder thereof to receive certain Common Stock and/or cash payments from the net proceeds, if any, related to the disposition of Unum’s legacy cell therapy assets within three years following the Closing. The contingent value rights are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading on any exchange.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the CVR Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Securities Purchase Agreement

On July 6, 2020, Unum entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”).

Pursuant to the Purchase Agreement, Unum agreed to sell an aggregate of approximately 118,636 shares of Series A Preferred Stock for an aggregate purchase price of $104,400,000 (collectively, the “Financing”). Each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock, as described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designations (as described below).

The closing of the Financing is expected to occur on July 9, 2020 (the “Financing Closing Date”).

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On the Financing Closing Date, in connection with the Purchase Agreement, Unum intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Unum will prepare and file a resale registration statement with the SEC within 90 calendar days following the Financing Closing Date (the “Filing Deadline”). Unum will use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement).

Unum will also agree among other things, to indemnify the Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to Unum’s obligations under the Registration Rights Agreement.

The Offering is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 6, 2020, Unum completed its business combination with Kiq. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On July 6, 2020, Unum and Kiq issued a joint press release announcing the completion of the Merger and signing of the Purchase Agreement (the “Press Release”). A copy of the Press Release is filed herewith as Exhibit 99.1, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Securities were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Regulation D thereunder. Each of the Purchasers represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of Unum.

Pursuant to the Merger Agreement, Unum issued shares of Common Stock and Series A Preferred Stock. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 30, 2020, the Compensation Committee of the Board approved the promotion of John Green to Chief Financial Officer of Unum, effective as of the execution of Mr. Green’s employment agreement on July 4, 2020. Mr. Green serves as “principal accounting officer,” “principal financial officer” and, prior to his promotion, was Vice President of Finance and Controller of Unum. Prior to joining Unum, Mr. Green served as Principal Accounting Officer at Merrimack Pharmaceuticals, Inc., a biopharmaceutical company, from March 2017 to June 2018. From November 2015 to March 2017, he served as the Controller at Fractyl Laboratories, Inc., a medical technology company. From June 2014 to November 2015, Mr. Green served as Director of Accounting at Dicerna Pharmaceuticals, Inc., a biopharmaceutical company. From November 2013 to June 2014, Mr. Green served as a Senior Manager at Corporate Finance Group, Inc., a financial consulting firm. From 2008 to September 2013, Mr. Green served as an Assurance Manager at PricewaterhouseCoopers LLP, an accounting firm. From November 2013 to June 2014, Mr. Green served as a Senior Manager at Corporate Finance Group, Inc., a financial consulting firm. From 2008 to September 2013, Mr. Green served as an Assurance Manager at PricewaterhouseCoopers LLP, an accounting firm. Mr. Green is a Chartered Professional Accountant and holds a B.S. in Chemistry and Biology from Acadia University.

Mr. Green’s employment agreement provides for “at will” employment. Pursuant to the terms of his employment agreement, Mr. Green is entitled to an annual base salary of $350,000. Mr. Green is also eligible for annual incentive compensation targeted at 40% of his base salary. Mr. Green is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of his employment agreement, if Mr. Green employment is terminated by us without cause (as defined in his employment agreement) or by Mr. Green for good reason (as defined in his employment agreement), Mr. Green will receive any base salary through the date of termination, unpaid expense reimbursements, unused vacation accrued through the date of termination, and any vested benefits under any employee benefit plan through the date of termination. Additionally, subject to Mr. Green execution of a release of potential claims against us, Mr. Green will be entitled to receive: (i) a lump sum in cash in an amount equal to nine months of base salary, (ii) a monthly cash payment for nine months for medical and dental benefits or Mr. Green’s COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any Options in which Mr. Green would have vested if he had remained employed for an additional nine months. However, in the event that Mr. Green’s employment is terminated by us without cause, or Mr. Green terminates his employment with us for good reason, in either case within 12 months following the occurrence of a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Mr. Green’s execution of a release of potential claims against us, Mr. Green will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a lump sum in cash in an amount equal to 100% of Mr. Green’s target bonus for the then-current year, (iii) a monthly cash payment for 12 months for medical and dental benefits or Mr. Green’s COBRA health continuation period, whichever ends earlier, and (iv) acceleration of vesting on any Options.

In connection with Mr. Green’s appointment as Chief Financial Officer, Mr. Green will enter into Unum’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to Unum’s Registration Statement on Form S-1 (File No. 333-223414) filed with the Securities and Exchange Commission on March 19, 2018. Pursuant to the terms of the indemnification agreement, Unum may be required, among other things, to indemnify Mr. Green for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers. In addition, Mr. Green entered into a Confidentiality and IP Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Green’s and for one year thereafter.

Mr. Green has no family relationship with any of the executive officers or directors of Unum. There are no arrangements or understandings between Mr. Green and any other person pursuant to which he was appointed as an officer of Unum.

Employment Agreement Amendments

On July 5, 2020, the Board approved an amendment to the Employment Agreement (the “Wilson Employment Agreement”), effective March 28, 2018, between Unum and Charles Wilson, as well as an amendment to the Employment Agreement (the “Sachs Employment Agreement”), dated July 15, 2019, between Unum and Jessica Sachs (together, the “Employment Agreement Amendments”). The Employment Agreement Amendments amend the definition of “change in control” in each of the Wilson Employment Agreement and the Sachs Employment Agreement to include the consummation of a consolidation or merger of a wholly owned subsidiary of Unum in which the stockholders of Unum would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, shares representing in the aggregate more than 50 percent of the equity securities of Unum. All other provisions in each of the Wilson Employment Agreement and the Sachs Employment Agreement are unchanged and remain in full force and effect.

Resignation of Directors

In accordance with the Merger Agreement, on July 6, 2020, immediately prior to the effective time of the Merger (the “Effective Time”), Bruce Booth, DPhil. and Joern Aldag resigned from the Board and any respective committee of the Board to which they were members. The resignations were not the result of any disagreements with Unum relating to the Unum’s operations, policies or practices. Effective immediately prior to the closing of the Merger, all unexpired, unexercised and unvested options to purchase Unum’s shares held by the members of the Board accelerated in full and remain exercisable subject to the terms and conditions of the applicable option award agreement.

Appointment of Directors

In accordance with the Merger Agreement, on July 6, 2020, effective immediately after the Effective Time, Chris Cain and Peter Harwin were appointed to the Board as directors.

Chris Cain (Age 36). Chris Cain, Ph.D. has served as Director of Research at Fairmount Funds Management LLC, a healthcare investment fund, from April 2020. From February 2019 to February 2020, Dr. Cain served as Vice President at Samsara BioCapital. Prior to that role, Dr. Cain served at Apple Tree Partners from July 2016 to January 2019, most recently as Senior Associate. Dr. Cain served as an Associate at RA Capital Management from November 2014 to May 2016. Before this, Dr. Cain served at BioCentury Publications from June 2010 to October 2014, most recently as Associate Editor. He received a B.A. from the University of California, Santa Barbara and a Ph.D. in Biochemistry and Molecular Biology from the University of California, San Francisco.

Peter Harwin (Age 34). Peter Harwin is currently managing member at Fairmount Funds Management LLC, a healthcare investment fund he co-founded in April 2016. Prior to Fairmount, Mr. Harwin served for eight years as a member of the investment team at Boxer Capital, LLC, part of the Tavistock Group, based in San Diego, most recently serving as a senior member of the team. In addition to his responsibilities at Fairmount, Mr. Harwin serves as strategic advisor to Quellis Biosciences Inc. and Dianthus Therapeutics, Inc. Mr. Harwin also serves on the board of directors of Viridian Therapeutics, Inc. He received his Bachelor of Business Administration from Emory University.

Class Designations

Effective as of immediately after the Effective Time, the classes of the Board are as follows:

•	Class I Directors, whose terms expire at Unum’s 2022 Annual Meeting: Karen Ferrante, M.D., Matthew Ros

•	Class II Directors, whose terms expire at Unum’s 2023 Annual Meeting: Arlene Morris, Chris Cain

•	Class III Directors, whose terms expire at Unum’s 2021 Annual Meeting: Charles Wilson, Ph.D., Peter Harwin

Board Committees

Audit Committee

In connection with the closing of the Merger, Matthew Ros, Arlene Morris and Peter Harwin were appointed to the audit committee of the Board, and Matthew Ros was appointed the chair of the audit committee.

Compensation Committee

In connection with the closing of the Merger, Arlene Morris, Karen Ferrante and Chris Cain were appointed to the compensation committee of the Board, and Arlene Morris was appointed the chair of the compensation committee.

Nominating and Corporate Governance Committee

In connection with the closing of the Merger, Arlene Morris, Karen Ferrante, and Peter Harwin were appointed to the nominating and corporate governance committee of the Board, and Karen Ferrante was appointed the chair of the nominating and corporate governance committee.

Indemnification Agreements

In connection with Mr. Cain’s and Mr. Harwin’s appointment as directors, each of Mr. Cain and Mr. Harwin will enter into Unum’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.6 to Unum’s Registration Statement on Form S-1 (File No. 333-223414) filed with the Securities and Exchange Commission on March 19, 2018.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

On July 6, 2020, Unum filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation provides for the issuance of shares of Unum Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).

Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, Unum will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase the number of authorized shares of Series A Preferred Stock, (e) prior to the stockholder approval of the Conversion Proposal or at any time while at least 40% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate a Fundamental Transaction (as defined in the Certificate of Designation) or (f) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Unum.

Following stockholder approval of the Conversion Proposal, each share of Series A Preferred Stock is convertible into shares of Common Stock at any time at the option of the holder thereof, into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Amended and Restated By-Laws

On July 5, 2020, the Board amended Unum’s Amended and Restated By-laws in order to amend Section 8 of Article VI to designate the United States District Court for the District of Massachusetts as the exclusive jurisdiction for any litigation arising under the Securities Act of 1933, as amended (the “By-law Amendment”), as Unum’s headquarters are located in Boston, Massachusetts. The Board adopted the By-Law Amendment to reduce any potential expenses that Unum may incur in connection with any such actions or proceedings if it was required to defend any such potential actions or proceedings in multiple jurisdictions and/or in parallel proceedings in federal and state courts simultaneously.

The foregoing summary and description of the provisions of the By-law Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-law Amendment, a copy of which is filed as Exhibit 3.2 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 6, 2020, Unum and Kiq issued a joint press release announcing, among other things, the consummation of the Merger and the execution of the Purchase Agreement, and Unum made available a presentation to be used with investors to discuss the Merger and the Financing. Copies of each of the press release and the presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and each are incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 and in the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Unum under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

Unum learned that the GMP manufacturing of gamma-retrovirus by Unum’s contract manufacturing partner that supports Unum’s preclinical program, BOXR1030, will be delayed until the fourth quarter of 2020 due to scheduling constraints caused by COVID-19. The delay in gamma-retrovirus availability is expected to postpone the submission of an investigational new drug for BOXR1030 until the first half of 2021.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: uses of proceeds; projected cash runways; future product development plans; stockholder approval of the conversion rights of the Series A Preferred Stock; and any future payouts under the CVR. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Unum’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 6, 2020, by and among Unum Therapeutics Inc., Utah Merger Sub 1 LLC, Utah Merger Sub 2 LLC and Kiq LLC (1)

3.1	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock

3.2	Amendment to the Amended and Restated By-laws of Unum Therapeutics Inc.

10.1	Securities Purchase Agreement, dated as of July 6, 2020, by and among Unum Therapeutics Inc. and each purchaser identified on Annex A thereto (1)

10.2	Form of Registration Rights Agreement, by and among Unum Therapeutics Inc. and certain purchasers

10.3	Employment Agreement, dated July 6, 2020, between Unum Therapeutics Inc. and John L. Green

10.4	Amendment to Employment Agreement, dated July 6, 2020, between Unum Therapeutics Inc. and Charles Wilson

10.5	Amendment to Employment Agreement, dated July 6, 2020, between Unum Therapeutics Inc. and Jessica Sachs

99.1	Joint Press Release of Unum Therapeutics Inc. and Kiq Bio LLC, dated July 6, 2020

99.2	Presentation for investor conference call held by Unum Therapeutics Inc. and Kiq Bio LLC on July 6, 2020

(1)

Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Unum agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Unum may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2020	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President